As filed with the United States Securities and Exchange Commission on November 7, 2024
Registration No. 333-129725
Registration No. 333-155156
Registration No. 333-163128

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-129725
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-155156
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-163128

UNDER
THE SECURITIES ACT OF 1933

CARDINAL HEALTH, INC.
(Exact name of registrant as specified in its charter)

Ohio	31-0958666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7000 Cardinal Place
Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)

Cardinal Health, Inc. 2005 Long-Term Incentive Plan (As Amended and Restated as of November 5, 2008)
(Full title of the plans)

James E. Barnett
Vice President, Associate General Counsel, and Assistant Secretary
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
(614) 757-5000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to Registration Statements on Form S-8 No. 333-129725, 333-155156, and 333-163128 of Cardinal Health, Inc. (the “Registrant”). The Registrant is filing these Post-Effective Amendments relating to the employee benefit plan listed on the cover page of this Form S-8, which has expired, solely to deregister any and all securities previously registered under the Registration Statements with respect to such plan that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statements with respect to such plan.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
24.1	Power of Attorney (included in the signature to these Post-Effective Amendments)

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on November 7, 2024.

CARDINAL HEALTH, INC.

By:	/s/ Jason M. Hollar
Jason M. Hollar Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James E. Barnett, Patricio E. Garavito, and Jessica L. Mayer, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statements and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments have been signed by the following persons in the indicated capacities on the dates indicated.

Signature	Title	Date

/s/ Jason M. Hollar	Chief Executive Officer and Director (principal executive officer)	November 7, 2024
Jason M. Hollar

/s/ Aaron E. Alt	Chief Financial Officer (principal financial officer)	November 7, 2024
Aaron E. Alt

/s/ Mary C. Scherer	Senior Vice President and Chief Accounting Officer (principal accounting officer)	November 7, 2024
Mary C. Scherer

/s/ Robert W. Azelby	Director	November 7, 2024
Robert W. Azelby

/s/ Michelle M. Brennan	Director	November 7, 2024
Michelle M. Brennan

/s/ Sheri H. Edison	Director	November 7, 2024
Sheri H. Edison

/s/ David C. Evans	Director	November 7, 2024
David C. Evans

/s/ Patricia A. Hemingway Hall	Director	November 7, 2024
Patricia A. Hemingway Hall

/s/ Akhil Johri	Director	November 7, 2024
Akhil Johri

/s/ Gregory B. Kenny	Director	November 7, 2024
Gregory B. Kenny

/s/ Nancy Killefer	Director	November 7, 2024
Nancy Killefer

/s/ Christine A. Mundkur	Director	November 7, 2024
Christine A. Mundkur